UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

THE MIDDLEBY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9973	36-3352497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive Elgin, Illinois	60120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 741-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On July 15, 2015, The Middleby Corporation, a Delaware corporation (the “Company”), issued an announcement pursuant to Rule 2.7 of the United Kingdom (“UK”) City Code on Takeovers and Mergers (the “Rule 2.7 Announcement”). The Rule 2.7 Announcement disclosed that the boards of directors of the Company and AGA Rangemaster Group plc, a company incorporated in England and Wales (“AGA”), had agreed on the terms of a recommended cash offer by the Company of 185 pence per ordinary share in cash (the “Offer”) to acquire the entire issued and to be issued ordinary share capital of AGA. The Offer will be effected by Middleby UK Residential Holding LTD, an indirect wholly owned subsidiary of the Company (“Bidco”). The acquisition values the entire issued and to be issued ordinary share capital of AGA at approximately £129.2 million (approximately US$200 million). The acquisition is to be effected by way of a scheme of arrangement under the UK Companies Act 2006, which requires the approval of an English court and approval of a majority in number of AGA’s shareholders present and voting at a meeting of AGA shareholders convened by the Court, representing not less than 75% in value of the shares voted in person or by proxy at such meeting. The scheme of arrangement is also subject to other conditions set out in Appendix I to the Rule 2.7 Announcement.

The Offer will be funded with a borrowing under the Company’s existing credit facility. Subject to the satisfaction or waiver of all relevant conditions, the transaction is expected to close in the third quarter of 2015.  Bidco reserves the right, subject to the consent of the UK Panel on Takeovers and Mergers, to effect the acquisition by way of a takeover offer under the UK City Code on Takeovers and Mergers.

The foregoing description of the Rule 2.7 Announcement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Rule 2.7 Announcement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01.                Regulation FD Disclosure.

On July 15, 2015, the Company issued a press release announcing the Offer.  A copy of that press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

A copy of the presentation slides to be used by the Company in connection with its July 15, 2015 investor call described in the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference. These presentation slides are also available on the Company’s website under “Investor Relations” at www.middleby.com.

The information furnished pursuant to this Item 7.01 (including the exhibits referenced herein) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Forward-Looking Statements

Statements in this Current Report on Form 8-K or otherwise attributable to the Company regarding the Company’s business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results;

dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company’s products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the Company’s SEC filings.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute or form part of an offer or invitation to purchase or otherwise acquire any securities or the solicitation of any vote or approval in any jurisdiction, pursuant to the Offer or otherwise in contravention of applicable law.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Rule 2.7 Announcement, dated July 15, 2015.

99.1	Press Release dated July 15, 2015 of The Middleby Corporation.

99.2	The Middleby Corporation Investor Presentation dated July 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Date: July 15, 2015	By:	/s/ Timothy J. Fitzgerald
		Name:	Timothy J. Fitzgerald
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Rule 2.7 Announcement, dated July 15, 2015.

99.1	Press Release dated July 15, 2015 of The Middleby Corporation.

99.2	The Middleby Corporation Investor Presentation dated July 15, 2015.